                                                                   EXHIBIT 10.16



                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of February ____, 2002, between and among AMERICAN GLASSMITH, INC. ("AGI"), a Delaware corporation, AMERICAN ARCHITECTURAL PRODUCTS CORPORATION ("AAPC" and with AGI jointly referred to as "Seller"), a Delaware corporation, ARCH OHIO, INC. ("Arch Ohio"), a Florida corporation, and ARCH ALUMINUM & GLASS CO., INC. ("Arch" and with Arch Ohio jointly referred to as "Buyer"), a Florida corporation.

                                    RECITALS

         WHEREAS, Seller and its affiliated companies have each filed a bankruptcy petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on December 18, 2000 (the "Filing Date") in the United States Bankruptcy Court for the Northern District of Ohio (the "Bankruptcy Court"), which cases are being jointly administered under the common caption In re:
American Architectural Products Corporation, et al, Case No.
00-43726 (the "Bankruptcy Case"); and,

         WHEREAS, AGI is engaged in the manufacture and sale of specialty glass products through its manufacturing facility located in Columbus, Ohio (the "Purchased Business"); and,

         WHEREAS, Arch Ohio wishes to purchase and acquire from AGI, and AGI wishes to sell, assign and transfer to Arch Ohio, the Purchased Business, with the approval of the Bankruptcy Court pursuant to Sections 363 and 365 of the Bankruptcy Code, all for the Purchase Price and upon the terms and subject to the conditions herein set forth; and,

         WHEREAS, the transactions contemplated in this Agreement involve a sale, other than in the ordinary course of business, of certain of AGI's assets and properties out of AGI's bankruptcy estate pursuant to Bankruptcy Code Sections 363 and 365.

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, and covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                 SALE OF ASSETS

         SECTION 1.01. SALE OF ASSETS. Pursuant to the provisions set forth in this Agreement, at the Closing (as defined in Section 3.01 of this Agreement) AGI shall sell, convey, transfer, assign, and deliver to Arch Ohio, and Arch Ohio shall purchase and acquire from AGI, all of the assets, properties, and rights (other than the Excluded Assets defined below in Section 1.02 of this Agreement) owned by AGI that are used or held for use in the operation of the Purchased Business of every kind, character, and


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
description, whether tangible, intangible, personal or mixed, and wheresoever located, whether carried on the books of AGI or not carried on the books of AGI, due to expense, full depreciation, or otherwise (the "Purchased Assets") including, but not limited to:

         (A) All rights, title, and interests owned or possessed by AGI in, to, and under the real property lease (the "Real Property Lease") listed in Schedule
4.04 of the schedules attached to or accompanying this Agreement and any supplement to this Agreement (the "Schedule" or the "Schedules");

         (B) All rights, title, and interests owned or possessed by AGI in and to the fixed assets, machinery, and equipment, computer hardware and software, supplies, spare parts, tools, jigs, patterns, trade fixtures, vehicles (whether titled or untitled), furniture, designs, and drawings, and any other such items used in the Purchased Business (the "Equipment"), including, but not limited to, the items listed on Schedule 1.01(B);

         (C) All inventory, raw materials, components, work-in-process, finished goods, service parts and supplies, packaging materials, and other similar items (whether new or used) (the "Inventory");

         (D) All rights, title, and interests in, to, and under all leases of tools, furniture, machinery, supplies, vehicles, equipment, and other items of personal property listed in Schedule 4.05; provided, however, that to the extent the assignment of any such lease or any claim or right or any benefit arising under or resulting from such lease(s) shall require the consent of another party, this Agreement shall not constitute an assignment of such lease(s) if an attempted assignment would constitute a breach of such lease(s) and, in lieu of such consent, AGI shall cooperate with Arch Ohio in any reasonable arrangement designed to provide Arch Ohio the benefits under, or any claim or right arising under, such lease(s);

         (E) All rights in, to, and under all contracts, agreements, purchase orders, customer orders, and work orders of AGI, including, but not limited to, those listed in Schedule 4.06(A); provided, however, that to the extent the assignment of, or any claim or right or any benefit arising under or resulting from, any such contract, agreement, purchase order, customer order or work order shall require the consent or approval of another party to such contract, agreement, purchase order, customer order or work order, this Agreement shall not constitute an assignment, if an attempted assignment would constitute a breach of such contract, agreement, purchase order, customer order or work order and, in lieu of such consent, AGI shall cooperate with Arch Ohio in any reasonable arrangement designed to provide Arch Ohio with the benefits under such contract, agreement, purchase order, customer order, or work order, or any claim or right arising thereunder;

         (F) All prepaid expenses and other similar items, other than items relating to the Excluded Assets (as defined in Section 1.02 of this Agreement);

         (G) To the extent legally assignable, all franchises, licenses, permits, certificates, approvals, and other governmental authorizations necessary to own or lease and operate


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the Purchased Assets and to conduct the Purchased Business as it has been conducted by AGI;

         (H) All of AGI's rights, title, and interests in the inventions, trade secrets, know-how, business plans and strategies, proprietary processes and formulae, databases, telephone numbers, and all other proprietary technical information, whether patentable or unpatentable, related to the products, services, and operations of the Purchased Business as presently conducted;

         (I) The books and records of AGI relating to the Purchased Business, including, but not limited to, property records, production records, engineering records, environmental compliance records, customer lists, customer records and information, supplier lists, parts lists, manuals, correspondence, files, and any similar items;

         (J) All rights, claims, and choses in action against third parties including, but not limited to, all rights against suppliers under warranties covering any of the Inventory or Equipment;

         (K) All stationery, forms, labels, shipping materials, brochures, art work, photographs, advertising materials, and any similar items;

         (L) All Sumiglass Deposits (hereinafter defined);

         (M) All of AGI's right, title and interest in patents, trademarks, trademark registrations, trade names (including, without limitation, the names "American Glassmith" and "Sumiglass"), service marks, copyrights and copyright registrations, and all other intellectual property and proprietary information of AGI; and

         (N) All other tangible and intangible assets owned by AGI relating to the Purchased Business, whether or not carried at value or listed on the books and records of AGI, and whether or not in the possession of AGI or others.

         SECTION 1.02. EXCLUDED ASSETS. Notwithstanding the provisions of
Section 1.01, AGI shall not sell or deliver to Arch Ohio, and Arch Ohio shall not purchase or acquire, the following assets owned by AGI (the "Excluded Assets"):

         (A) AGI's cash and cash equivalents; provided, however, that cash deposits on "Sumiglass" products ("Sumiglass Deposits") shall be excepted from the Excluded Assets on a case-by-case basis depending on the production status of the order for said product as more fully set forth in Schedule 1.02(A), which shall be updated at the Closing accurately to reflect the status of these orders as of the Closing;

         (B) All accounts receivable of AGI including, but not limited to, inter-company receivables, and the right to take all necessary and proper actions to collect those receivables;

         (C) All rights to receive and/or collect any judgments taken by or on behalf of AGI against third parties, including, but not limited to, the amounts payable to AGI by


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Kenyon's Stained Glass Factory, Inc. pursuant to its confirmed plan of reorganization in In re: Kenyon's Stained Glass Factory, Inc., Case No. 00-59424, U.S. Bankruptcy Court, Southern District of Ohio (Columbus), and by Christopher Kenyon pursuant to the judgment taken in the matter of American Glassmith, Inc. v. Kenyon's Stained Glass Factory, Inc., et al., Case No. 00CVH03-2132, Franklin County (Ohio) Court of Common Pleas;

         (D) The minute books and stock records of AGI;

         (E) AGI's insurance policies; and,

         (F) All claims and rights to deposits and prepaid expenses relating to any of the other Excluded Assets.

         SECTION 1.03. ASSUMPTION OF OBLIGATIONS OR LIABILITIES. At Closing, Arch Ohio shall assume and agree to pay or perform the Assumed Obligations, which, for the purposes of this Agreement, are defined as follows:

         (A) The Assumed Liabilities, which for the purposes of the Agreement are defined as follows:

                  (1) All accounts payable of AGI as of the Closing Date (the "Post-Petition Payables"), which are disclosed as of November 30, 2001 in Schedule 1.03(A)(1), which schedule shall be updated immediately prior to the Closing accurately to reflect the amount of said payables as of the Closing Date; provided, however, Arch Ohio does not assume liability for

                           (a) Any expenses or payables accrued on or before
                  December 18, 2000 (the "Prepetition Payables"); and,

                           (b) The Post-Petition Payables to the extent that the
                  amount of Inventory, which shall be valued in accordance with
                  Section 10.09 below, minus the Post-Petition Payables at Closing, is less than Nine Hundred and Fifty Thousand Dollars ($950,000); and,

                  (2) Warranty obligations and responsibilities of AGI as of the Closing Date under the written warranties attached hereto as Exhibit
         4.12 and any applicable implied warranties, such the warranties of merchantability or fitness for a particular purpose, for all products manufactured by AGI on or after December 18, 2000, provided, however, such warranty obligations and responsibilities (i) are limited to monetary claims to the extent they comply precisely with the terms of such written warranties, and (ii) do not include any consumer claims, any claims that are outside the terms of such written warranties, any remedies that are not expressly provided for in such written warranties, or any obligation or responsibility arising out of a finding or claim that any part of such written warranties or any disclaimer or limitation therein is unenforceable or ineffective.


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
         (B) The obligations or liabilities of AGI as of the Closing Date in, to, and under the leases, contracts, agreements, purchase orders, customer orders, and work orders included in the Purchased Assets, including, but not limited to, those which are set forth on Schedules 4.05 and 4.06(A); provided, however, there shall be excepted from such obligations and liabilities, and Arch Ohio shall not assume, any liability or obligation of AGI (i) that arises as a result of a breach by AGI of any such leases, contracts, agreements, purchase orders, customer orders, and work orders; (ii) that arises or accrues prior to the Closing and is not set forth in Schedule 1.03(A)(1); (iii) that arises from or relates to product liability relating to products or services manufactured or sold by, or on behalf of, AGI prior to the Closing Date; or (iv) that is a material contract that is not set forth in Schedule 4.05 or Schedule 4.06(A) unless such a material contract has been approved by Buyer in writing.

         SECTION 1.04. EXCLUDED LIABILITIES. Except for the Assumed Obligations that are explicitly assumed pursuant to Section 1.03, Arch Ohio shall not assume or agree to perform, pay, discharge, or otherwise satisfy any obligations, liabilities, and commitments, fixed or contingent, known or unknown, disclosed or undisclosed, of or related to AGI, AAPC, the Purchased Business, the Purchased Assets, or any other liability (the "Excluded Liabilities"), including, but not limited to, the following:

         (A) Employment related obligations incurred by AGI prior to the Closing Date, including, without limitation, any obligation for accrued wages, severance, termination or similar benefits and any obligation arising under or related to any pension, retirement, vacation, insurance, option, or other form of benefit plan sponsored by AGI;

         (B) All liabilities and obligations relating to the Purchased Business or the Real Property prior to the Closing, whether known or unknown, filed or unfiled, matured or unmatured, arising out of or relating to any Environmental Laws;

         (C) Any obligation with respect to taxes due, accrued, or relating to a time period prior to the Closing or resulting from the transactions contemplated hereby; and,

         (D) Any accounts payable arising on or prior to December 18, 2000.

         SECTION 1.05. TRANSFER OF TITLE TO THE PURCHASED ASSETS. The sale, assignment, conveyance, transfer, and delivery by AGI of the Purchased Assets shall be made at the Closing by such bills of sale, assignments, licenses, endorsements, and other appropriate instruments of transfer as shall be necessary to vest in Arch Ohio, as of the Closing Date, good and marketable title to the Purchased Assets, free and clear of any liens, charges, and encumbrances, except for the Assumed Obligations.


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                                   ARTICLE II

                                 PURCHASE PRICE

         SECTION 2.01.  THE PURCHASE PRICE, ALLOCATION.

         (A) As consideration for the purchase of the Purchased Business, Arch Ohio shall pay to AGI Three Hundred and Fifty Thousand Dollars ($350,000), payable as set forth in Section 2.02, (the "Purchase Price").

         (B) The parties shall allocate the aggregate consideration received by Seller with respect to the Purchased Assets in accordance with Section 1060 of the Tax Code, as mutually agreed to by the parties pursuant to the procedure described below. Subject to the requirements of any applicable tax law or election, all such mutually agreed-to allocations shall be used by each party in preparing any filings required pursuant to Section 1060 of the Tax Code or any similar provisions of state or local law and all relevant income tax returns. Neither Buyer nor Seller will take any position before any taxing authority or in any judicial proceeding with respect to income taxes that is inconsistent with such mutually agreed-to allocations without the prior written consent of the other party, in the consenting party's commercially reasonable discretion. The parties shall exercise commercially reasonable efforts to support such mutually agreed-to reported allocations in any audit proceedings initiated by any taxing authority; provided, however, that Seller shall not have any obligation to pay for an appraisal or in any other way incur unreasonable or extraordinary out-of-pocket expenses.

         (C) Within 60 days after the Closing Date, Buyer will provide to Seller for Seller's approval, which shall not be unreasonably withheld, copies of IRS Form 8594 and any required exhibits thereto with Buyer's proposed allocation of the consideration received by Seller with respect to the Purchased Assets. If Seller fails to respond to Buyer within 30 days of Seller receiving such IRS Form 8594, then Seller shall be deemed to have approved Buyer's allocation.

         SECTION 2.02. PAYMENT OF THE PURCHASE PRICE. At the Closing, Arch Ohio shall pay to AGI in immediately available funds the amount of Three Hundred and Fifty Thousand Dollars ($350,000.00) less the amount of the Sumiglass Deposits not excepted from the Excluded Assets pursuant to Section 1.02(A). Said payment shall be made by wire transfer at the time of Closing on the Closing Date.


         SECTION 2.03. TAXES; OTHER CHARGES. AGI shall pay all income taxes, if any, arising out of the sale of the Purchased Business to Arch Ohio. Arch Ohio shall pay all transfer taxes, if any, arising out of the purchase of the Purchased Business from AGI.


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                                   ARTICLE III

                                     CLOSING

         SECTION 3.01. THE CLOSING. Subject to the provisions of Article XI of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall occur at the corporate offices of American Glassmith, Inc., 860 Boardman-Canfield Road, The Boca Building, Suite 107, Boardman, Ohio, within ten (10) days following the approval of this transaction by the Bankruptcy Court or as otherwise agreed to by Arch Ohio and AGI (the "Closing Date"). Upon execution of this Agreement, Seller shall within ten (10) days move the Bankruptcy Court to approve the transaction proposed herein and provide proper notice thereof to (i) all parties on the official service list in the Bankruptcy Case and (ii) all other persons that, to Seller's knowledge, have any interest in any of the Purchased Assets. Upon mutual agreement of the parties, the Closing may take place by facsimile, in which case a facsimile signature shall be deemed an original of such signature. In the event of a facsimile closing, each party agrees to execute an original counterpart of each Closing document immediately following the Closing Date.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Seller represents and warrants to Buyer as follows:

         SECTION 4.01. ORGANIZATION; POWER. AGI is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and is qualified as a foreign corporation and in good standing in every other state where the failure to so qualify would have a material adverse effect on the financial condition, business, assets, or results of operations of the Purchased Business taken as a whole (a "Material Adverse Effect"). AGI has all of the requisite corporate power and authority to own, lease, and operate its assets and to carry on the Purchased Business as it is now being conducted.

         SECTION 4.02.  AUTHORITY, NO VIOLATION, ETC.

         (A) The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the necessary corporate action on the part of Seller. Subject to approval by the Bankruptcy Court, the Agreement and the other agreements and documents to be executed and delivered by AGI pursuant to the provisions of this Agreement constitute legal, valid, and binding obligations of AGI, enforceable against AGI in accordance with their respective provisions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles of general application affecting the rights of creditors and general principles of equity affecting the right to specific enforceability of any of the remedies contained herein and therein. The execution and delivery of this Agreement, the


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consummation of the transactions contemplated by this Agreement, and compliance by AGI with the provisions of this Agreement will not:

                  (1) Result in a default or give rise to any right of termination, cancellation, or acceleration under any of the provisions of any note, lien, bond, mortgage, indenture, license, lease, agreement, or other instrument or obligation to which AGI is a party or by which AGI or any Purchased Asset may be bound, except for such breach or default as to which valid waivers or consents shall be obtained prior to Closing;

                  (2) Violate any judgment, order, writ, injunction or decree of any court, administrative agency, or governmental body applicable to AGI or any Purchased Asset; or

                  (3) Cause or give any person grounds to cause (with or without notice, the passage of time, or both) the maturity of any liability or obligation of AGI to be accelerated or increased.

         (B) Subject to approval by the Bankruptcy Court, the Schedules, the execution, and delivery of this Agreement by AGI; the consummation by AGI of the transactions contemplated by this Agreement; and compliance by AGI with the provisions of this Agreement will not:

                  (1) Conflict with or result in a breach of any provision of the organizational documents of AGI or result in a default or give rise to any right of termination, cancellation, or acceleration under any of the provisions of any note, lien, bond, mortgage, indenture, license, lease, agreement, or other instrument or obligation to which AGI is a party or by which AGI , any of the Purchased Assets, or AGI's business may be bound, except for such conflict, breach or default as to which valid waivers or consents shall be obtained prior to Closing;

                  (2) Violate any judgment, order, writ, injunction, or decree of any court, administrative agency, or governmental body applicable to the Purchased Business or the Purchased Assets; or

                  (3) Cause, or give any person grounds to cause (with or without notice, the passage of time, or both), the maturity of any liability or obligation of the Purchased Business to be accelerated or increased.

         (C) Except as set forth in Schedule 4.02(C) and subject to the approval of the Bankruptcy Court, all filings, consents, and approvals of third parties and governmental authorities required in connection with the execution and delivery by AGI of this Agreement and the consummation by AGI of the transactions contemplated by this Agreement (including any consents required under any contracts, agreements, permits, licenses, leases, notes or other instruments of AGI in connection with the change of ownership of the Purchased Business resulting from such transactions) have been obtained.



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         SECTION 4.03.  NO RESTRAINING LITIGATION.

         (A) There are no actions, suits, claims, investigations, or legal, arbitration, or administrative proceedings in progress, pending or, to the best knowledge of Seller, threatened against any Seller with respect to the consummation of the transactions contemplated by this Agreement.

         (B) No action, suit, or proceeding has been instituted or, to the best knowledge of Seller, is threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

         SECTION 4.04. REAL PROPERTY LEASE. AGI leases from JMJ Partnership, an Ohio partnership, the real property listed on Schedule 4.04 (the "Real Property"). A true and accurate copy of the lease for the Real Property (the "Real Property Lease") and all modifications and corrections thereto are attached as Exhibit 4.04. The Real Property Lease is in full force and effect and there are no defaults thereunder on the part of AGI or, to the best knowledge of AGI, any other party thereto, nor has any event occurred that, with notice or lapse of time or both, would constitute a default thereunder by AGI.

         SECTION 4.05. PERSONAL PROPERTY LEASES. Schedule 4.05 contains a true and complete list and copies of all leases and other agreements under which AGI is a lessee (including, but not limited to, tools, furniture, machinery, vehicles, equipment, or other personal property) owned by any other person (the "Leased Personal Property"). Each of the leases listed in Schedule 4.05 is in full force and effect and there are no defaults thereunder on the part of AGI or, to the best knowledge of AGI, any other party thereto, nor has any event occurred that, with notice or lapse of time or both, would constitute a default thereunder by AGI.

         SECTION 4.06.  MATERIAL CONTRACTS.

         (A) Schedule 4.06(A) lists any and/or all contracts, leases (other than those described in Schedule 4.05, which are incorporated by reference into
Schedule 4.06(A)), agreements, commitments, purchase orders, work orders, customer orders, and other arrangements, including all amendments thereto, to which AGI is a party (the "Material Contracts"), except for those contracts, leases, commitments, purchase orders, work orders, and agreements (1) that were entered into in the ordinary course of business, (2) under which the obligations of AGI have been or shall be fully discharged within ninety (90) days from the date such obligation was entered into, and (3) that individually involve an obligation or liability on the part of AGI in any amount less than Fifteen Thousand Dollars ($15,000).

         (B) All of the Material Contracts are valid and binding obligations of AGI and, except as set forth on Schedule 4.02(C), do not require the consent of any other party thereto to the sale of the Purchased Business or the Purchased Assets to Arch Ohio hereunder to continue to be valid and binding, except as enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles of general application affecting the rights of creditors and


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(2) general principles of equity affecting the right to specific enforceability of any of the remedies contained therein.

         SECTION 4.07. CERTAIN TRANSACTIONS; ADVERSE CHANGE. Except as set forth in Schedule 4.07, since November 30, 2001, AGI has not:

         (A) Sold or in any way transferred or otherwise disposed of any material assets or property, except for sales of inventory in the ordinary course of its business or the disposition of other assets or property in the ordinary course of business, consistent with past practice;

         (B) Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except liabilities and obligations incurred in the ordinary course of its business that will not have a Material Adverse Effect; or,

         (C) Made (or committed to make) capital expenditures in an amount that exceeds Fifty Thousand Dollars ($50,000.00) in the aggregate except as disclosed in the Schedules or as approved by Buyer.

         SECTION 4.08. COMPLETENESS AND CONDITION OF ASSETS. The Purchased Assets include all of the assets and properties that are necessary to conduct the Purchased Business as presently conducted and to perform, in all material respects, all of the contracts, leases, agreements, commitments, purchase orders, work orders, customer orders, and other arrangements of the Purchased Business.

         SECTION 4.09.  ENVIRONMENTAL MATTERS.

         (A) Except as set forth in Schedule 4.09(A), to the best of the knowledge of Sellers, AGI is in compliance with all Environmental Laws.

         (B) Except as set forth on Schedule 4.09(B), neither Seller nor, to Seller's knowledge, any other person has caused or taken any action that will result in, and Seller is not subject to, any material liability or obligation relating to (1) the environmental conditions on, under, or about the Real Property or other properties or assets owned, leased, operated, or used by AGI at the present time or in the past, including without limitation, the air, soil, and groundwater conditions at such properties or (2) the past or present use, management, handling, transport, treatment, generation, storage, disposal or release of any Hazardous Materials in connection with the Real Property or the Purchased Business.

         (C) Except as set forth on Schedule 4.09(C), no claim involving the violation of any Environmental Laws or release of Hazardous Materials is being asserted against the Seller nor does the Seller have knowledge or notice of any threatened or pending claim against Seller in connection with the Real Property or the Purchased Business.

         (D) Seller has made available to Arch for inspection all information including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to Seller relating to (1) the environmental conditions on, under or about the Real Property and (2) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, or released by Seller or any other Person on, under, about, or from any of the Real Property, or otherwise in connection with the use or operation of any of the properties and assets of AGI or the Purchased Business.

         (E) For purposes of this Agreement, "Environmental Laws" means all applicable Federal, state, and local laws, regulations or ordinances or amendments to such regulations or ordinances relative to air quality, water quality, solid waste management, hazardous or toxic substances or the protection of health or the environment including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801, et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.) ("RCRA"), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136, et seq.), the Clean Water Act of 1977, as amended (33 U.S.C. Section 1251, et seq.), and the National Environmental Policy Act of 1969, as amended (42 U.S.C. Section 4321, et seq.) and any analogous state or local statutes and the regulations promulgated pursuant thereto.

         "Hazardous Materials" means any substance that (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority or Environmental Law.

         SECTION 4.10. TWENTY LARGEST CUSTOMERS AND SUPPLIERS. AGI has made available to Arch Ohio a complete list of AGI's twenty largest customers and suppliers during the past twelve months. No such customer or supplier of AGI has notified Seller that it intends to terminate its relationship with AGI, except as otherwise set forth in the list AGI has made available to Arch Ohio. AGI agrees immediately to notify Arch if any such customer or supplier notifies it of such an intention prior to Closing. AGI has not engaged in any forward selling or granted any unusual sales or terms of sale to any customer. There are no customer prepayments or deposits except as set forth on Schedule 1.02(A).

         SECTION 4.11. EMPLOYEES. Seller has provided to Buyer a true and complete list of all the employees of AGI employed in the Purchased Business as of February 5, 2002, and, for each such employee, Seller has disclosed said employee's current title, exempt or non-exempt status, salary or wage, and date of hire. Except for the employment agreement between AGI and Dave Williams, its General Manager, there are no employment contracts with any of the employees that require AGI to employ an employee for a fixed term or restrict the right of AGI to terminate such employee.

         SECTION 4.12. PRODUCT WARRANTY. To Seller's knowledge, each product manufactured or sold by AGI since December 18, 2000, has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and Seller knows of no liability or obligation for replacement or repair thereof or other damages in connection therewith, subject, in each case, only to the reserve for product warranty claims contained in the Financial Statements and except as incurred in the ordinary course of business. No product manufactured, sold, leased, or delivered by AGI since December 18, 2000, is subject to any guaranty or warranty beyond the applicable standard terms and conditions of sale or lease, except as may be required by law. Exhibit 4.12 contains copies of the three standard warranties issued by AGI, which set forth the aforementioned standard terms and conditions of sale for AGI (containing applicable guaranty and warranty provisions).

         SECTION 4.13. FINANCIAL STATEMENTS. AGI's income statement for the period ended November 30, 2001 and balance sheet dated as of November 30, 2001 have been furnished to Arch (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles and past practices, consistently applied, are true and correct in all material respects, contain no untrue statements of a material fact, do not omit any material fact necessary in order to make such Financial Statements not misleading, and are a true and accurate reflection of the operations of AGI for the periods described therein in accordance with generally accepted accounting principles consistently applied.

         SECTION 4.14. TAXES. Within the times and in the manner prescribed by law, Seller has filed all federal, state and local tax returns and reports required by law to have been filed by them relating to AGI, the Purchased Assets and the Purchased Business, and have paid all taxes, assessments, and penalties due and payable by them. There are no federal, state or local tax liens (other than a lien for property taxes not delinquent) against any of the Purchased Assets, nor are there any overdue federal, state or local taxes with respect to the Purchased Business or any of the Purchased Assets. At the Closing, all taxes and other assessments and levies that AGI is required by law to withhold or collect, will have been duly withheld and collected, and if due, will be paid over to or deposited with the proper governmental authorities. Seller is not presently under nor has it received any notice of, any contemplated investigation or audit by the Internal Revenue Service or any state or local government or governmental agency concerning Seller's taxes relating to AGI.

         SECTION 4.15. LITIGATION. Neither Seller nor any employee or officer of either Seller is a party to any pending or, to the best of Seller's knowledge, threatened litigation or administrative investigation or proceeding that would materially or adversely affect the Purchased Assets or the Purchased Business, nor does Seller know of any basis therefor. No complaints or charges of unlawful conduct have been made against either Seller, any employees or officers of either Seller, that relate in any way to the Purchased Assets or the Purchased Business.

         SECTION 4.16. EMPLOYEE BENEFIT PLANS. Except as described in Schedule 4.16, neither Seller has any bonus, pension, profit sharing, or retirement income, stock purchase, stock option, hospitalization insurance or similar agreements, plans or practices, formal or informal, covering any of the employees employed in the Purchased Business, or under which either Seller has any present or future obligation or liability or under which any current or former employee of AGI has any present or future rights to benefits ("Employee Plans"). With respect to each Employee Plan that is an employee pension benefit plan, as defined in
Section 3.2 of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is intended to be qualified within the meaning of Section 401(a) of the Code ("Pension Plan"), a copy of the latest available summary plan description, determination letter, and Form 5500 for the most recent plan year have been made available to Buyer. Each Pension Plan has been determined by the Internal Revenue Service to be qualified. Each Employee Plan has been operated and administered in accordance with the requirements of ERISA and the Code. No Employee Plan or any trustee or administrator thereof has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or in Section 4975 of the Code) that would subject AGI, any Employee Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any Employee Plan to the liability set forth in Section 409(a) of ERISA or to the tax or penalty on prohibited transactions imposed by Section 502 of ERISA or
Section 4975 of the Code. Neither Seller is or has ever been a party to a Multi-Employer Plan and has no current or due "withdrawal liability" with respect to any such Multi-Employer Plan. Buyer is not assuming any liability of either Seller to any of AGI's employees or by reason of any Employee Plans. Neither Seller is a party to any collective bargaining agreement or other labor union or similar agreement relating to the employees of AGI, and neither Seller is the subject of or, to the best of Seller's knowledge, threatened by any strike or other labor disturbance by any group of employees, and to the best of Seller's knowledge, no attempt or plan to organize AGI's employees is threatened or contemplated. Except as set forth on Schedule 4.16, there are no claims, nor, to the best of Seller's knowledge, has any event occurred that could be the basis for any claim under workmen's compensation, occupational safety and health, discrimination, ERISA or similar laws and regulations relating to the employees of AGI.

         SECTION 4.17. ABSENCE OF UNDISCLOSED LIABILITIES. To the best of Seller's knowledge, there are no liabilities of AGI that have not been disclosed in the Financial Statements or this Agreement or the schedules attached hereto that could materially and adversely affect the Purchased Assets or the Purchased Business. To the best of Seller's knowledge, there is no basis for the assertion against AGI of any liability of any nature or in any amount that is not fully reflected or reserved against in the Financial Statements.

         SECTION 4.18. FRANCHISES, PERMITS AND LICENSES. Schedule 4.18 contains a complete and correct list or summary description of all material franchises, permits, licenses, approvals and other authorizations from federal, state and local governmental authorities held by AGI in connection with the conduct of the Purchased Business as presently conducted or the Purchased Assets.

         SECTION 4.19. LEGAL COMPLIANCE. To the best of Seller's knowledge, AGI has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and Seller has not been notified of any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against either Seller alleging any failure so to comply.

                                    ARTICLE V

                     WARRANTIES AND REPRESENTATIONS OF BUYER

         As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Buyer represents and warrants to Seller as follows:

         SECTION 5.01. ORGANIZATION; POWER. Arch Ohio is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida. Arch Ohio has all the requisite corporate power and authority to own, lease and operate its business as it is now being conducted and to enter into this Agreement.

         SECTION 5.02. AUTHORITY, NO VIOLATION, ETC. The execution and delivery of this Agreement by Arch Ohio and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Arch Ohio. This Agreement and the other agreements and documents to be executed and delivered by Arch Ohio pursuant to the provisions of this Agreement, constitute legal, valid, and binding obligations of Arch Ohio, enforceable against Arch Ohio in accordance with their respective provisions and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles of general application affecting the rights of creditors and general principles of equity affecting the right to specific enforceability of any of the remedies contained herein and therein. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance by Arch Ohio with the provisions of this Agreement will not:

         (A) Conflict with or result in a breach of any provision of the organizational documents of Arch Ohio or result in a default or give rise to any right of termination, cancellation or acceleration under any of the provisions of any note, lien, bond, mortgage, indenture, license, lease, agreement, or other instrument or obligation to which Arch Ohio is a party or by which Arch Ohio, any of its assets, or its business may be bound, except for such conflict, breach, or default as to which valid waivers or consents have been obtained;

         (B) Violate any judgment, order, writ, injunction, or decree of any court, administrative agency, or governmental body applicable to Arch Ohio, its assets or its business; or,

         (C) Cause or give any person grounds to cause (with or without notice, the passage of time, or both) the maturity of any liability or obligation of Arch Ohio to be accelerated or increased.

         All filings, consents, and approvals of third parties and governmental authorities required in connection with the execution and delivery by Arch Ohio of this Agreement and the consummation by Arch Ohio of the transactions contemplated by this Agreement have been obtained.

         SECTION 5.03. NO LITIGATION. No action, suit, or proceeding has been instituted or, to the best knowledge of Buyer, is threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

         SECTION 5.04. INVESTIGATIONS. With respect to the subject matter of this Agreement, Buyer is relying solely on its own investigation of the Purchased Business and the Purchased Assets and on AGI's representations and warranties set forth in this Agreement and is assuming the risk that adverse physical, economic, or other conditions or circumstances may not have been revealed by such investigations. Said investigations by Buyer do not discharge Seller from any breach of warranty or representation set forth in this Agreement.

         SECTION 5.05. ACCESS. Buyer is acquainted with the Purchased Businesses, has had an opportunity to review the assets, books, records, and contracts of the Purchased Businesses, and has been given the opportunity to meet with officers and other representatives of AGI for the purpose of investigating and obtaining information regarding the Purchased Business's operations and its financial and legal affairs.

         SECTION 5.06. NO OTHER REPRESENTATIONS. Buyer acknowledges that it is the explicit intent and understanding of each party hereto that Seller is not making any representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Agreement. In particular, Seller makes no representation or warranty to Buyer with respect to any financial projection or forecast relating to the business, financial conditions, results, of operations, or prospects of the Purchased Business. With respect to any projection or forecast delivered by on behalf of Seller to Buyer, Buyer acknowledges that (A) there are uncertainties inherent in attempting to make such projections and forecasts, (B) it is familiar with such uncertainties, (C) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of such projections and forecasts furnished to it, and (D) it shall have no claim against Seller with respect thereto.

         SECTION 5.07. BUYER AWARENESS. Buyer does not have any actual knowledge of any fact, circumstance, or condition that would constitute a breach of any representation or warranty of Seller contained in this Agreement or that could reasonably be expected to have a Material Adverse Effect on the Purchased Businesses.

                                   ARTICLE VI

                     CERTAIN PRE-CLOSING COVENANTS OF SELLER

         Seller covenants and agrees, between the date of this Agreement and the Closing, except as otherwise consented to by Arch Ohio:

         SECTION 6.01. MAINTENANCE OF CORPORATE STATUS. AGI shall (A) be maintained at all times as a corporation validly existing and in good standing under the laws of Delaware, and duly authorized to do business in each and every jurisdiction material to the operation of AGI and (B) timely file all required reports with every governmental or taxing authority applicable to AGI.

         SECTION 6.02. OPERATION OF THE PURCHASED BUSINESS. Except as may be otherwise expressly permitted by this Agreement or with the prior written consent of Arch Ohio, and subject to any order of the Bankruptcy Court that shall take precedence over any provision of this Agreement, from the date hereof and prior to the Closing, AGI shall use all commercially reasonable efforts (A) to preserve intact the organization of the business, (B) to preserve good relations with its customers and suppliers, (C) to maintain in full force and effect all material contracts, licenses and permits required for the operation of the Purchased Business as presently conducted, (D) to maintain and repair in good condition all of the its buildings, offices, shops, other structures, machinery, tools, equipment, fixtures, and other properties, (E) not to enter into any new material contracts or assume any additional material liabilities or obligations without the written consent of Buyer, and (F) not knowingly to do any act, omit any act, or permit any omission to act, reasonably within its control, that will cause a breach or default under any of the Material Contracts.

         SECTION 6.03. OBTAINING CONSENTS; NOTICES. AGI shall use its best efforts promptly to obtain all consents and authorizations of third parties and governmental authorities, to make all filings, and to give all notices to third parties or governmental authorities that may be necessary or required in order to effect, and in connection with, the transactions contemplated by this Agreement.

         SECTION 6.04. TERMINATION OF CERTAIN EMPLOYEES. At the Closing, AGI shall terminate all of its employees. Said terminations shall be in accordance with all local, state and federal laws, rules, and regulations.

         SECTION 6.05. REVIEW OF BANKRUPTCY MOTION BY BUYER. Buyer shall have had a reasonable opportunity to review and offer comments on Seller's motion asking the Bankruptcy Court for approval of this Agreement. Seller, however, shall retain all rights and authority to prepare and file the motion as it in good faith decides in its full discretion.

                                   ARTICLE VII

                 CONDITIONS PRECEDENT TO ARCH OHIO'S PERFORMANCE

         The obligation of Arch Ohio to consummate the transactions contemplated pursuant to the provisions of this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions:

         SECTION 7.01. BANKRUPTCY COURT APPROVAL. This Agreement shall have been approved by the Bankruptcy Court after due notice to all appropriate parties in a manner and form reasonably satisfactory to Arch Ohio.

         SECTION 7.02. CONTINUED OPERATIONS. Except as may be otherwise expressly permitted by this Agreement or approved by the Bankruptcy Court or with the prior written consent of Arch Ohio, which shall not be unreasonably withheld, delayed, or conditioned, from the date hereof through the Closing, there shall have occurred no capital expenditure in excess of Fifty Thousand Dollars ($50,000.00), singly or in the aggregate, to which Arch Ohio has not given its prior written consent, which consent shall not unreasonably be withheld. From the date hereof through the Closing, AGI shall have made no capital expenditure of any size that creates an ongoing liability for the Purchased Business.

         SECTION 7.03. REPRESENTATIONS AND WARRANTIES OF AGI. Each of the representations and warranties of AGI contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date.

         SECTION 7.04. COMPLIANCE. AGI shall have performed, complied with, and fulfilled all of the covenants, agreements, obligations, and conditions required by this Agreement to be performed, complied with or fulfilled by any of them prior to or at the Closing.

         SECTION 7.05. LITIGATION. No order, decree or ruling of any governmental authority or court shall have been entered and no governmental proceeding or other action, suit, claim or investigation shall be pending or, to the best knowledge of AGI, threatened, pertaining to the transactions contemplated by this Agreement.

         SECTION 7.06. CLOSING DELIVERIES. Arch Ohio shall have received from AGI all of the instruments, documents, and other items described in Section 9.02, and the form and substance of all such deliveries shall be satisfactory in all reasonable respects to Arch Ohio.

         SECTION 7.07. MATERIAL THIRD PARTY CONSENTS. Seller shall have obtained from the lessor of the Real Property written consent to assign the Real Property Lease to Arch Ohio or shall have otherwise provided for the effective assignment of the Real Property Lease to Arch Ohio pursuant to the Bankruptcy Code. Seller shall also have obtained all other consents, approvals, authorizations, and notifications of any third party to a material contract, lease, or other agreement with AGI that is necessary to consummate the transactions contemplated by this Agreement.

         SECTION 7.08. TERMINATION OF EMPLOYMENT AGREEMENT. The employment agreement between AGI and Dave Williams ("Williams") dated as of September 17, 1999, shall be terminated by mutual agreement of the parties immediately prior to Closing.

                                  ARTICLE VIII

                    CONDITIONS PRECEDENT TO AGI'S PERFORMANCE

         The obligation of AGI to consummate the transactions contemplated pursuant to the provisions of this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions:

         SECTION 8.01. BANKRUPTCY COURT APPROVAL. This Agreement shall have been approved by the Bankruptcy Court after due notice to all appropriate parties.

         SECTION 8.02. REPRESENTATIONS AND WARRANTIES OF BUYER. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date.

         SECTION 8.03. COMPLIANCE. Buyer shall have performed, complied with, and fulfilled all of the covenants, agreements, obligations, and conditions required by this Agreement to be performed, complied with or fulfilled by Buyer prior to or at the Closing.

         SECTION 8.04. LITIGATION. No order, decree, or ruling of any governmental authority or court shall have been entered and no governmental proceeding or other action, suit, claim, or investigation shall be pending or, to the best knowledge of Buyer, threatened, pertaining to the transactions contemplated by this Agreement.

         SECTION 8.05. CLOSING DELIVERIES. AGI shall have received from Buyer all of the instruments, documents, and other items described in Section 9.01 and the form and substance of all such deliveries shall be satisfactory in all reasonable respects to AGI.

         SECTION 8.06. TERMINATION OF EMPLOYMENT AGREEMENT. The employment agreement between AGI and Williams shall be terminated by mutual agreement of the parties immediately prior to Closing. Additionally, Arch Ohio and Williams shall have come to a mutual agreement for the continued employment of Williams by Arch Ohio.

                                   ARTICLE IX

                                   DELIVERIES

         SECTION 9.01. DELIVERIES TO AGI AT THE CLOSING. At the Closing, and simultaneously with the deliveries to Arch Ohio specified in Section 9.02 of this Agreement, Arch Ohio shall deliver or cause to be delivered to AGI the following:

         (A) Payments equal in aggregate to the Purchase Price in accordance with the provisions set forth in Article II of this Agreement, to be allocated as set forth in Section 2.01;

         (B) An executed Assignment and Assumption Agreement relating to the Assumed Obligations;

         (C) A Secretary's Certificate certifying as to due authorization, incumbency and other customary matters;

         (D) An original certificate of good standing for Arch Ohio from the office of the Florida Secretary of State;

         (E) A duly executed Assignment and Assumption Agreement transferring the obligations of the Real Property Lease from AGI to Arch Ohio;

         (F) A "bring down" certificate;

         (G) A statement from Arch Ohio and Williams certifying that Arch Ohio has agreed to retain Williams on terms mutually agreeable to the parties and that Williams has agreed to work for Arch Ohio on said terms; and,

         (H) Any other documents or instruments of conveyance and transfer as AGI may reasonably request for the purpose of assigning, transferring, granting, conveying and confirming the sale of the Purchased Business and the Purchased Assets or any part thereof to Arch Ohio.

         SECTION 9.02. DELIVERIES TO ARCH OHIO AT THE CLOSING. At the Closing, and simultaneously with the deliveries to AGI specified in Section 9.01 of this Agreement, AGI shall deliver or cause to be delivered to Arch Ohio the following:

         (A) A duly executed Bill of Sale;

         (B) Wire transfer instructions for payment of the cash portion of the Purchase Price;

         (C) Secretary's Certificate certifying as to due authorization, incumbency, and other customary matters;

         (D) An original certificate of good standing for AGI from the office of the Delaware Secretary of State;

         (E) Possession of the Purchased Assets;

         (F) A time-stamped copy of the executed Order of the Bankruptcy Court approving the transaction set forth in the Agreement;

         (G) A time-stamped copy of the Certificate of Service relating to the motion asking the Bankruptcy Court for approval of the transaction set forth in this Agreement and the Notice thereof;

         (H) A "bring down" certificate;

         (I) A written agreement between Seller and Williams terminating Williams employment agreement as of the Closing; and,

         (J) Any other documents or instruments of conveyance and transfer as Arch Ohio may reasonably request for the purpose of assigning, transferring, granting, conveying, and confirming the sale of the Purchased Business and the Purchased Assets or any part thereof to Arch Ohio.

                                    ARTICLE X

                       ADDITIONAL COVENANTS OF THE PARTIES

         SECTION 10.01. FURTHER ASSURANCES. Each of AGI and Arch Ohio, after the Closing, without further consideration, shall execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by the other party, and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by said party for the purpose of assigning, transferring, granting, conveying, and confirming the Purchased Business or the Purchased Assets or any part thereof to Arch Ohio.

         SECTION 10.02. ACCESS TO RECORDS. For a period of two (2) years after the Closing Date, AGI and Arch Ohio shall retain and make the books and records of the Purchased Business available for inspection at no cost by the other party or its duly authorized representatives, and each party and its representatives shall have reasonable access to (including the right to receive copies of) all of such books and records, to the extent that such access may reasonably be required in connection with municipal, state, and/or federal tax returns and legally required filings with other governmental entities, such as the Securities Exchange Commission.

         SECTION 10.03. PUBLIC STATEMENTS. Neither Buyer nor Seller will issue any press release or make any public statement with respect to this Agreement or the transaction contemplated therein or disclose the existence of this Agreement to any person or entity prior to the Closing. After the Closing, neither Buyer nor Seller will issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the restrictions in the previous two sentences, a party may make such disclosures as are required by relevant state and or federal law (including any requirement to issue a press release promptly after the execution of this Agreement, obligation to file a Form 8-K with the U.S. Securities and Exchange Commission, and disclosures required in connection with the Bankruptcy Case); provided, however, that the party proposing to issue any such announcement shall use commercially reasonable efforts to consult in good faith with the other party before doing so. In addition, Seller may inform its employees of the transaction contemplated herein, and Seller may continue to communicate with persons potentially interested in acquiring all or part of the Businesses to the extent required by the Bankruptcy Code.

         SECTION 10.04. CHECKS AND DRAFTS. Seller shall honor (whether presented before, on, or after the Closing, but in any event subject to the Bankruptcy Code and orders of the Bankruptcy Court) all checks and drafts drawn by it prior to the Closing Date to pay trade payables and other liabilities of AGI in conducting the Purchased Business.

         SECTION 10.05. COLLECTION OF RECEIVABLES. Arch Ohio shall promptly forward to Seller any funds submitted to it that should have been paid or are otherwise due to AGI per the terms of this Agreement. Additionally, Arch Ohio shall use commercially reasonable efforts to assist AGI with collecting accounts receivable retained by AGI pursuant to Section 1.02(B) of this Agreement. Arch Ohio and AGI shall apply any payments received subsequent to Closing to the invoice specified by the payee or, if application of the payment is unspecified, Arch Ohio or AGI, as the case may be, shall promptly advise the other of this issue so that they may jointly contact the payee to determine the proper application of the payment and make the appropriate disbursement.

         SECTION 10.06. RETENTION OF EMPLOYEES. Immediately prior to execution of this Agreement, Arch Ohio will provide to AGI the names of those employees of AGI to whom Arch Ohio intends to offer employment as of the Closing Date. Said offer of employment shall be on substantially the same terms and conditions as currently enjoyed by Buyer's employees generally, which terms Buyer has previously disclosed to Seller. Arch Ohio shall provide Buyer at Closing with a definitive list of the employees it will retain.

         SECTION 10.07.  EMPLOYEE BENEFIT PLANS.

         (A) Effective as of the Closing Date, only those former employees of AGI who shall be offered employment by Arch Ohio pursuant to Section 10.06 and who accept such offer of employment shall cease to be covered under any employee benefit plans of AGI and shall participate under the employee benefit plans, programs, and policies maintained by Arch Ohio or any of its affiliates, subject to any applicable eligibility periods or conditions or pre-existing condition limitations. AGI shall remain liable for all benefits accrued or claims incurred prior to the Closing Date under any employee benefit plans, programs, and policies maintained by AGI or for AGI's employees by any affiliate of AGI. Arch Ohio shall only be liable for benefits accrued and claims under the employee benefit plans, programs, and policies maintained by Arch Ohio incurred on or after the Closing Date by those employees of AGI whom shall be offered employment by Arch Ohio pursuant to Section 10.06.

         (B) Seller shall be solely responsible for the provisions of health care continuation coverage required under COBRA for those former employees of AGI and other persons whose entitlement to continuation coverage occurred on or before the Closing Date.

         SECTION 10.08. CONDITIONS TO CLOSING. Each party will use best efforts to ensure the prompt fulfillment of the conditions precedent to Arch Ohio and AGI's performance set forth in Article VII and Article VIII, respectively.

         SECTION 10.09. PRE-CLOSING INVENTORY. Within two days prior to the Closing, the parties shall use their best efforts jointly to conduct a physical inventory of the Purchased Assets. The parties shall come to an agreement for the valuation, consistent with past practices of AGI, of the inventory and certify that valuation to each other in writing, which certification shall be attached as Schedule 10.09.

                                   ARTICLE XI

                                   TERMINATION

         SECTION 11.01. TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated by the mutual agreement in writing of the parties at any time prior to the Closing.

         SECTION 11.02. TERMINATION DEADLINE. This Agreement shall terminate at 11:59 p.m. on April 15, 2002 (the "Termination Date"), unless the Closing shall have occurred and the transactions contemplated by this Agreement have been completed by that time and date, or unless extended by mutual agreement of the parties.

         SECTION 11.03. DISAPPROVAL OF AGREEMENT BY BANKRUPTCY COURT. This Agreement shall terminate if the Bankruptcy Court does not enter an order approving it after due notice to all parties.

                                   ARTICLE XII

                                 INDEMNIFICATION

         SECTION 12.01. INDEMNIFICATION BY SELLER. Subject to the limitations stated in Section 12.07, Seller shall indemnify, defend, and hold each of Arch Ohio and the Purchased Business and their respective successors, permitted assigns, shareholders, directors, officers, employees, and other affiliates (collectively, "Arch Ohio's Indemnified Persons") harmless from and against any loss, damage, liability, claim, action, cause of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, costs, and expenses including, but not limited to, attorneys', accountants', investigators' and experts' fees and expenses, each reasonably sustained or incurred in connection with the defense or investigation of any such claim (collectively "Damages"), arising out of or in any way relating to:

         (A) Any misrepresentation in or breach of the representations and warranties of Seller or the failure of Seller to perform any of its covenants or obligations contained in this Agreement or in any instrument or document furnished or to be furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

         (B) Any liabilities, obligations, claims, suits or proceedings asserted by third parties due to, arising out of, or by reason of the operation of the Purchased Business prior to the Closing Date;

         (C) The failure by Seller to discharge when due any Excluded Liability;

         (D) Any actions, claims, suits or proceedings asserted by third parties alleging personal injury or property damage due to, arising out of, or by reason of the design, manufacture, or use of any products of the Purchased Business prior to the Closing Date;

         (E) Any workers' compensation claims of any employee or former employee of AGI arising from events occurring prior to the Closing Date;

         (F) Any environmental claim under any Environmental Laws, including, but not limited to, investigation, remediation, or removal of any contaminant under any Environmental Laws, arising out of or based upon the operation of the Purchased Business prior to the Closing Date; and,

         (G) All claims, investigations, actions, suits, proceedings, demands, assessments, judgments, costs, and expenses, including reasonable attorneys' fees and expenses (incurred thereon at trial and upon appeal), incident to the foregoing.

Seller shall be obligated to indemnify Arch Ohio only to the extent the above amounts exceed the proceeds of insurance, if any, paid to Buyer covering the claims or recoveries from third parties, and Arch Ohio covenants and agrees to pursue in good faith and with reasonable diligence any claims available under applicable insurance policies.

         SECTION 12.02. INDEMNIFICATION BY ARCH OHIO. Arch Ohio shall indemnify, defend, and hold Seller and its respective successors, permitted assigns, shareholders, directors, officers, employees, and other affiliates (collectively, " Seller's Indemnified Persons") harmless from and against any Damages arising out of or in any way relating to:

         (A) Any misrepresentation in or breach of the representations and warranties of Arch Ohio or the failure of Arch Ohio to perform any of its covenants or obligations contained in this Agreement or in any instrument or document furnished or to be furnished by Arch Ohio pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

         (B) Any liabilities, obligations, claims, suits or proceedings asserted by third parties due to, arising out of, or by reason of the operation of the Purchased Business on or after the Closing Date;

         (C) The failure to discharge when due the Assumed Obligations, but not relative to or resulting from Seller's breach of the warranties or representations regarding the Assumed Obligations;

         (D) Any actions, claims, suits, or proceedings asserted by third parties alleging personal injury or property damage due to, arising out of, or by reason of the design, manufacture, or use of any products of the Purchased Business on or after the Closing Date;

         (E) Any workers' compensation claims of any employee of Arch Ohio arising from events occurring on or after the Closing Date;

         (F) Any environmental claim under any Environmental Laws, including, but not limited to, investigation, remediation or removal of any contaminant under any

Environmental Laws, arising out of or based upon the operation of the Purchased Business on or after the Closing Date; and,

         (G) All claims, investigations, actions, suits, proceedings, demands, assessments, judgments, costs, and expenses, including reasonable attorneys' fees and expenses (incurred thereon at trial and upon appeal), incident to the foregoing.

Arch Ohio shall be obligated to indemnify Seller only to the extent the above amounts exceed the proceeds of insurance, if any, paid to Seller covering the claims or recoveries from third parties, and Seller covenants and agrees to pursue in good faith and with reasonable diligence any claims available under applicable insurance policies.

         SECTION 12.03. NOTICE. If any party believes that it has suffered or incurred any Damages, that party shall so notify the indemnifying party promptly in writing describing such loss or expense, the amount thereof, if known, and the method of computation of such Damages, all with reasonable particularity to permit the indemnifying party to assess the nature and cost of the claim. If any action at law, suit in equity or administrative action is instituted by or against a third party with respect to which any person intends to claim any liability or expense as Damages under this Article XII, such party shall promptly notify the indemnifying party of such action.

         SECTION 12.04. DEFENSE OF CLAIMS. The indemnifying party shall have thirty (30) calendar days after receipt of either notice referred to in Section
12.03 of this Agreement to notify the indemnified party that it elects to conduct and control any legal or administrative action or suit with respect to an indemnifiable claim. If the indemnifying party does not give such notice, the indemnified person shall have the right to defend, contest, settle or compromise such action or suit in the exercise of its exclusive discretion, and the indemnifying party shall, upon request from the indemnified person, promptly pay the indemnified person in accordance with the other provisions of this Article XII the amount of any Damages resulting from its liability to the third party claimant. If the indemnifying party gives such notice, it shall have the right to undertake, conduct, and control, through counsel of its own choosing at its sole expense, the conduct and settlement of such action or suit, and the indemnified person shall cooperate with the indemnifying party in connection therewith; provided, however, that (A) the indemnifying party shall not thereby permit to exist any lien, encumbrance, or other adverse charge securing the claims indemnified hereunder upon any asset of the indemnified person, (B) the indemnifying party shall not thereby consent to the imposition of any injunction against the indemnified person without the written consent of the indemnified person, (C) the indemnifying party shall permit the indemnified person to participate in such conduct or settlement through counsel chosen by the indemnified person, but the fees and expenses of such counsel shall be borne by the indemnified person except as provided in clause (D) below, and (D) upon a final determination of such action or suit, the indemnifying party shall agree promptly to reimburse to the extent required under this Article XII (subject to the provisions of Section 12.07 of this Agreement) the indemnified person for the full amount of any Damages resulting from such action or suit and all reasonable and related expenses incurred by the indemnified person, except fees and expenses of counsel for the indemnified person incurred after the assumption of the conduct and control of such action or suit by the indemnifying party. So long as the indemnifying party is contesting any such action in good faith, the indemnified person shall not pay or settle any such action or suit. Notwithstanding the foregoing, the indemnified person shall have the right to pay or settle any such action or suit, provided that in such event the indemnified person shall waive any right to indemnity therefor from the indemnifying party and no amount in respect therefor shall be claimed as Damages under this Article XII.

         SECTION 12.05. COOPERATION. If requested by the indemnifying party, the indemnified person shall cooperate with the indemnifying party and its counsel in contesting any claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim or any cross-complaint against any person and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party will reimburse the indemnified person for any expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

         SECTION 12.06. PAYMENT OF DAMAGES. The indemnifying party shall promptly pay to the indemnified person in immediately available funds the amount of any Damages to which the indemnified person is entitled by reason of the provisions of this Agreement. The parties covenant that any payment made pursuant to this Article XII will be treated by the parties on their respective tax returns as an adjustment to the Purchase Price.

         SECTION 12.07. LIMITATIONS ON INDEMNIFICATION. Anything else in this Agreement notwithstanding, Arch Ohio and Seller shall not have any obligation to indemnify any other party's Indemnified Person under this Article XII (A) for any claim that is not delivered in writing to the person from whom indemnification is sought on or before 11:59 p.m. on the eighteen month anniversary of the Closing Date; (B) for any claim unless and until the aggregate amount of all such claims that may be asserted under this Article XII exceed Twenty Five Thousand Dollars ($25,000), and then said Indemnified Person may only assert a claim for the excess of such aggregate claims over Twenty Five Thousand Dollars ($25,000); or (C), in excess of One Hundred and Fifty Thousand Dollars ($150,000) for the aggregate of all claims made under this Article XII.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         SECTION 13.01. EXPENSES. Each of the parties shall pay all costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         SECTION 13.02. HEADINGS. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         SECTION 13.03. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules referred to in this Agreement, all of which form a part of this Agreement, and the instruments and documents to be delivered by the parties pursuant to the provisions of this Agreement, contain the entire understanding of the parties with respect to the transactions contemplated by this Agreement. There are no representations, warranties, covenants or undertakings other than those expressly set forth or provided for in this Agreement and such other instruments and documents. This Agreement supersedes all agreements and understandings between the parties with respect to the transactions contemplated by this Agreement.

         SECTION 13.04. MODIFICATION AND WAIVER. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. The party for whose benefit a warranty, representation, covenant or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained in this Agreement and so waive performance of any of the obligations of the other party to this Agreement and any defaults under this Agreement; provided, however, that such waiver shall not affect or impair the waiving party's rights with respect to any other warranty, representation or covenant or any default under this Agreement, nor shall any waiver constitute a continuing waiver.

         SECTION 13.05. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 13.06. SCHEDULES. All Schedules attached to this Agreement are incorporated in this Agreement and made a part of this Agreement in the same manner as if such Schedules were set forth at length in the text of this Agreement

         SECTION 13.07. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and assigns.

         SECTION 13.08. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any party to this Agreement or pursuant to this Agreement and the indemnification rights and obligations with respect thereto set forth in Article XII of this Agreement shall survive until 11:59 p.m. on the eighteen month anniversary of the Closing Date.

         SECTION 13.09. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail, return receipt requested, postage prepaid, sent by next-day or overnight mail or courier, or sent by facsimile transmission. All such notices, requests, demands, waivers and other communication shall be deemed to have been received if by personal delivery, upon delivery, if by certified or registered mail, on the third business day after the mailing thereof, if by next-day or overnight mail or courier, on the business day after such mailing, if by facsimile, three hours after the sender receives a fax confirmation, unless the fax is sent after 5:00 p.m. (Eastern time) on a business day or on a non-business day, in which case it shall be deemed received on the next business day.

                  If to Buyer:          Arch Ohio, Inc.
                                        Attention: Chief Executive Officer
                                        10200 N.W. 67th Street
                                        Tamarac, Florida 33321-6404
                                        Facsimile No.: 954.724.2083

                  With a copy to:       Joseph J. Devine, Esq.
                                        Schnader Harrison Segal & Lewis LLP
                                        Suite 3600, 1600 Market Street
                                        Philadelphia, PA 19103-7286
                                        Facsimile No.: 215.751.2205

                  If to Seller:         American Glassmith, Inc.
                                        Attn: Chief Executive Officer
                                        6500 Brooktree Road, Suite 102
                                        Wexford, Pennsylvania 15090-9273
                                        Facsimile No.: 724.940.2340

                  With a copy to:       American Glassmith, Inc.
                                        Attn: General Counsel
                                        860 Boardman-Canfield Road
                                        The Boca Building, Suite 107
                                        Boardman, Ohio 44512-4235
                                        Facsimile No.: 330.965.9915

         SECTION 13.10. GENDER. Any reference to the masculine, feminine, or neuter gender shall be deemed to include each other gender unless the context otherwise requires.

         SECTION 13.11. KNOWLEDGE OF AGI, SELLER. As used in this Agreement, the phrase "to the knowledge of AGI" or phrases of like import shall mean and be construed as the knowledge of the officers of AGI and the phrase "to the knowledge of Seller" or phrases of like import shall mean and be construed as the knowledge of the officers of AGI and AAPC.

         SECTION 13.12. GOVERNING LAW; CHOICE OF FORUM: SERVICE OF PROCESS; JURY TRIAL WAIVER.

         (A) The validity, interpretation, and enforcement of this Agreement, all transactions contemplated by this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the state of Ohio (without giving effect to principles of conflicts of law).

         (B) THE BANKRUPTCY COURT SHALL HAVE JURISDICTION OVER ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR

THEREBY AND THE INTERPRETATION, IMPLEMENTATION AND ENFORCEMENT OF THIS AGREEMENT, AND THE PARTIES HERETO IRREVOCABLY SUBMIT AND CONSENT TO SUCH JURISDICTION. Each of Buyer and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 13.09 of this Agreement shall be effective service of process for any action, suit, or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of Buyer and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement in the Bankruptcy Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. In the event that a court should find that subject matter jurisdiction is not available in the Bankruptcy Court, Buyer and Seller hereby agree to submit any and all disputes arising out of this Agreement to the jurisdiction and venue of the U.S. District Court for the Northern District of Ohio and agree that any dispute with respect to any such matters shall be heard only in the courts described above.

         SECTION 13.13. SEVERABILITY. In the event that any of the provisions of this Agreement are determined to be unenforceable by any court of competent jurisdiction, the parties to this Agreement shall consider such provisions amended and modified so as to eliminate such invalidity or unenforceability and all other provisions shall remain in full force or effect as originally written.

         SECTION 13.14.  CONFIDENTIAL NATURE OF INFORMATION.

         (A) Each party shall treat in confidence all documents, materials, and other information that it has and shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated by this Agreement (whether obtained before or after the date of this Agreement) and the preparation of this Agreement and other related documents. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information that

                  (1) Such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party,

                  (2) Is known to the public and did not become so known through any violation of a legal obligation,

                  (3) Became known to the public through no fault of such party,

                  (4) Is later lawfully acquired by such party from other sources,

                  (5) Is required to be disclosed under the provisions of any Federal, state or local statute or regulation issued by a duly authorized agency, board or commission thereof, or

                  (6) Is required to be disclosed by a rule or order of any court of competent jurisdiction.

Each party agrees, if it breaches any of the terms of this Section 13.14, it will consent to the issuance of a temporary and/or permanent injunction by any court of competent jurisdiction enjoining such party from continuing to breach the terms of this Section 13.14. Notwithstanding anything herein to the contrary, AGI shall not be under any restrictions with respect to disclosures to the Unsecured Creditors Committee, CIT Group/Business Credit, Inc., or the Bankruptcy Court.

         (B) If the transactions contemplated by the Agreement are not consummated, each party will immediately return or destroy all such confidential information and any and all copies thereof, however stored, and, if requested by the other party, shall certify conformity with this Section 13.14(B) in writing.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, each of the parties to the Agreement has executed
this Agreement as of this          day of February 2002.
                          --------
                            AMERICAN GLASSMITH, INC.


                             By:/s/Joseph Dominijanni, President
                               -----------------------------------
                                 Joseph Dominijanni, President

                             AMERICAN ARCHITECTURAL PRODUCTS CORP.


                             By:/s/Joseph Dominijanni, President
                               -----------------------------------
                                 Joseph Dominijanni, President


                             ARCH OHIO, INC.


                             By:
                                -------------------------------
                                 Leon Silverstein, President


                             ARCH ALUMINUM & GLASS CO., INC.


                             By:
                                -------------------------------
                                 Leon Silverstein, President

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit 4.04               Real Property Lease
Exhibit 4.12               Product Warranties

Schedule 1.01(B)           Personal Property Listing
Schedule 1.02(A)           Sumiglass Deposits
Schedule 1.03(A)(1)        Assumed Accounts Payable
Schedule 4.02(C)           Consents
Schedule 4.04              Real Property
Schedule 4.05              Personal Property Leases
Schedule 4.06(A)           Material Contracts
Schedule 4.07              Certain Transactions; Adverse Change
Schedule 4.09(A)           Compliance with Environmental Laws
Schedule 4.09(B)           Environmental Matters
Schedule 4.09(C)           Allegations of Violation of Environmental Laws
Schedule 4.16              Employee Benefit Plans
Schedule 4.18              Franchises, Permits, and Licenses
Schedule 10.09             Pre-Closing Inventory Certificate